UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12

Penumbra, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PENUMBRA, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2016

April 28, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of the Stockholders (the Annual Meeting) of Penumbra, Inc., a Delaware corporation (we, us, Penumbra or the Company). The Annual Meeting will be held on Wednesday, June 8, 2016 at 11:00 a.m. (Pacific Daylight Time), at the Company’s campus, 1411 Harbor Bay Parkway, Alameda, CA 94502 for the following purposes:

1.	To elect the two nominees for Class I director to serve until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for Penumbra for the fiscal year ending December 31, 2016;

3.	To ratify the material terms of the Company’s Amended and Restated 2014 Equity Incentive Plan (the 2014 Equity Incentive Plan) for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code); and

4.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders (the Proxy Statement).

The record date for the Annual Meeting is Friday, April 15, 2016 (the Record Date). Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof. A complete list of such stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company’s principal executive offices at 1351 Harbor Bay Parkway, Alameda, CA 94502 for a period of 10 days prior to the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on
June 8, 2016 at 11:00 am

at 1411 Harbor Bay Parkway, Alameda, CA 94502

The Proxy Statement and annual report to stockholders are available at: www.proxyvote.com.

If you have any questions or need assistance in voting your shares, please call the following firm, which is assisting the Company in the solicitation of proxies:

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

1-800-607-0088

    By Order of the Board of Directors

    Robert D. Evans

    Executive Vice President, General Counsel and Secretary

    Alameda, California

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD, OR VOTE OVER THE TELEPHONE OR INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER IN ORDER TO BE ENTITLED TO VOTE IN PERSON AT THE ANNUAL MEETING.

Questions and Answers About These Proxy Materials and Voting	1

Interest of Certain Persons in Matters to be Acted Upon	9

Proposal No. 1: Election of Directors	9

Information Regarding the Board of Directors and Corporate Governance	12

Proposal No. 2: Ratification of the Selection of the Independent Registered Public Accounting Firm for Penumbra	22

Proposal No. 3: Ratification of the Material Provisions of the Penumbra, Inc. Amended and Restated 2014 Equity Incentive Plan for Purposes of Section 162(m) of the Code	23

Other Information Related to Penumbra, the Directors and Executive Officers	30

Executive Compensation	34

Householding of Proxy Materials	39

Other Matters	40

Approval	40

Appendix A—Penumbra, Inc. Amended and Restated 2014 Equity Incentive Plan	A-1

Penumbra, Inc.

One Penumbra Place

Alameda, CA 94502

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to “Notice and Access” rules adopted by the Securities and Exchange Commission (the SEC), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending an Important Notice Regarding the Availability of Proxy Materials (the Proxy Availability Notice) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Proxy Availability Notice free of charge or request to receive a printed set of the proxy materials for the Annual Meeting. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Proxy Availability Notice.

We provided some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are participants in our benefit plans, with paper copies of the proxy materials instead of the Proxy Availability Notice. If you received paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to stockholders by signing up to receive all of your future proxy materials electronically.

We expect that this Proxy Statement and the other proxy materials will be available to stockholders on or about April 28, 2016.

What does it mean if I receive more than one Proxy Availability Notice?

If you receive more than one Proxy Availability Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Proxy Availability Notice to ensure that all of your shares are voted.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Proxy Availability Notice, by mail on or after May 16, 2016.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Wednesday, June 8, 2016 at 11:00 a.m. (Pacific Daylight Time) at our Company campus, 1411 Harbor Bay Parkway, Alameda, CA 94502. You may contact Investor Relations at investors@penumbrainc.com to obtain directions to the Annual Meeting. Information on how to vote in person at the Annual Meeting is discussed below. If you plan to attend the Annual Meeting, please note that attendance will be limited to stockholders as of the Record Date. Each stockholder may be asked to present valid photo identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts or by a bank or other nominee may be required to show a brokerage statement or account statement reflecting stock ownership as of the Record Date. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date of April 15, 2016, will be entitled to vote at the Annual Meeting. On the Record Date, there were 30,701,971 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on April 15, 2016, your shares were registered directly in your name with Penumbra’s transfer agent, American Stock Transfer & Trust Company, LLC (AST), then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or on the Internet as instructed below (See “How do I vote?”) or complete, date, sign and return the proxy card mailed to you to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If, on April 15, 2016, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Proxy Availability Notice is being forwarded to you by the organization that holds your account. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of two Class I directors;

•	Ratification of the selection by the Board of Directors of the Company (the Board or the Board of Directors) of Deloitte & Touche LLP (Deloitte) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016; and

•	Ratification of the Company’s Amended and Restated 2014 Equity Incentive Plan.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares for which you grant your proxy on those matters in accordance with their best judgment.

What is the Board’s voting recommendation?

The Board recommends that you vote your shares:

•	“For” the election of both nominees for director;

•	“For” the ratification of the selection by the Board of Deloitte as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016; and

•	“For” the ratification of the 2014 Equity Incentive Plan.

How do I vote?

With regard to the election of directors, you may either vote “For” both nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy. Voting in person will have the effect of revoking your previously submitted proxy (see “Can I change my vote after submitting my proxy?” below).

•	To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Proxy Availability Notice. Your vote must be received by 11:59 p.m., Eastern Daylight Time on June 7, 2016 to be counted.

•	To vote through the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Proxy Availability Notice. Your vote must be received by 11:59 p.m., Eastern Daylight Time, on June 7, 2016 to be counted.

•	To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us and we receive it before the Annual Meeting, we will vote your shares as you direct.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a Proxy Availability Notice containing voting instructions from that organization rather than from Penumbra. Simply follow the voting instructions in the Proxy Availability Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 15, 2016, the Record Date.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director, “For” the ratification of Deloitte as the Company’s independent registered public accounting firm, and “For” the approval of the 2014 Equity Incentive Plan. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Will my vote be kept confidential?

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

Who is paying for this proxy solicitation?

The accompanying proxy is solicited on behalf of the Board for use at the Annual Meeting. Accordingly, the Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and Morrow & Co., LLC may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees of the Company will not be paid any additional compensation for soliciting proxies, but Morrow & Co., LLC will be paid its customary fee of approximately $6,500 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to Penumbra’s Secretary at One Penumbra Place, Alameda, CA 94502.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted, so long as it is provided within the applicable deadline. If your shares are held by your broker, banker or other nominee, you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy.

When are stockholder proposals for inclusion in our proxy statement for next year’s annual meeting due?

Stockholders wishing to present proposals for inclusion in our proxy statement for the 2017 annual meeting of stockholders (the 2017 Annual Meeting) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the Exchange Act), must submit their proposals so that they are received by us at our principal executive offices no later than December 30, 2016. Proposals should be sent to our Secretary at One Penumbra Place, Alameda, CA 94502.

When are other proposals and stockholder nominations for next year’s annual meeting due?

With respect to proposals and nominations not to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act, our Amended and Restated Bylaws (our Bylaws) provide that stockholders who wish to nominate a director or propose other business to be brought before the stockholders at an annual meeting of stockholders must notify our Secretary by a written notice, which notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding year’s annual meeting of stockholders.

Stockholders wishing to present nominations for director or proposals for consideration at the 2017 Annual Meeting under these provisions of our Bylaws must submit their nominations or proposals so that they are received at our principal executive offices not earlier than January 9, 2017 and not later than February 8, 2017 in order to be considered. In the event that the 2017 Annual Meeting is to be held on a date that is not within 30 days before or 70 days after the 1-year anniversary of the Annual Meeting, then a stockholder’s notice must be received by the Secretary no earlier than 120 days prior to such annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which we make a public announcement of the date of the 2017 Annual Meeting.

Nominations or proposals should be sent in writing to our Secretary at One Penumbra Place, Alameda, CA 94502. A stockholder’s notice to nominate a director or bring any other business before the Annual Meeting or the 2017 Annual Meeting must set forth certain information, which is specified in our Bylaws. A complete copy of our Bylaws may be found in the Governance section of the Investors section of our website at www.penumbrainc.com.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, “For”, “Withhold” and broker non-votes for the proposal to elect directors, and with respect to other proposals, votes “For”, “Against”, “Abstain” and broker non-votes (if applicable).

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (the NYSE), which generally apply to all brokers, bank or other nominees, on voting matters characterized by the NYSE as “routine,” NYSE member firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. On non-routine proposals, such “uninstructed shares” may not be voted by member firms. Only the proposal to ratify the selection of our independent registered public accounting firm is considered a “routine” matter for this purpose and brokers, banks or other nominees generally have discretionary voting power with respect to such proposal. Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

What is the effect of abstentions and broker non-votes?

Abstentions: Under Delaware law (under which Penumbra is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, but they are not counted as shares cast. Our Bylaws provide that a stockholder action (other than the election of directors) shall be decided by the vote of the holders of a majority of the total number of votes of the Company’s capital stock cast on the matter. Therefore, abstentions will have no effect on Proposal No. 2—Ratification of the Selection by the Board of the Company’s Independent Registered Public Accounting Firm or Proposal No. 3—Ratification of the 2014 Equity Incentive Plan.

Broker Non-Votes: A “broker non-vote” occurs when a broker, bank or other nominee holding your shares in street name does not vote on a particular matter because you did not provide the broker, bank or other nominee voting instructions and the broker, bank or other nominee lacks discretionary voting authority to vote the shares because the matter is considered “non-routine” under the NYSE rules. The “non-routine” matters on the agenda for the Annual Meeting include Proposa1 No. 1—Election of Directors and Proposal No. 3—Ratification of the 2014 Equity Incentive Plan.

Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting. However, because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, they will have no effect on the outcome of the vote on Proposa1 No. 1—Election of Directors or Proposal No. 3—Ratification of the 2014 Equity Incentive Plan. As a result, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote your shares in the election of directors or the advisory vote related to the approval of our executive compensation program, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted. The proposal to ratify the selection by the Board of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2016 should be considered a “routine” matter. Therefore, your broker, bank or other nominee will be able to vote on Proposal No. 2—Ratification of the Selection by the Board of the Company’s Independent Registered Public Accounting Firm even if it does not receive instructions from you, so long as it holds your shares in its name.

How many votes are needed to approve each proposal?

Proposal	Vote Required	Discretionary Voting Allowed?
No. 1. Election of Directors	Plurality	No
No. 2. Ratification of the Selection by the Board of the Company’s Independent Registered Public Accounting Firm	Majority Cast	Yes
No. 3. Ratification of the 2014 Equity Incentive Plan	Majority Cast	No

A “Plurality,” with regard to the election of directors, means that the two nominees who receive the most “For” votes cast by the holders of shares either present in person or represented by proxy will be elected to our Board. A “Majority Cast,” with regard to the ratification of the 2014 Equity Incentive Plan and the ratification of the selection by the Board of our independent registered public accounting firm, means that a majority of the votes cast on the proposal are voted “For” the proposal.

Accordingly:

•	Proposal No. 1: For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on Proposal No. 1 will be elected as Class I directors to hold office until the 2019 annual meeting of stockholders. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect.

•	Proposal No. 2: To be approved, a majority of the total votes cast on Proposal No. 2 must be voted “For” the ratification of the selection by the Board of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Abstentions and broker non-votes will not be considered votes cast on Proposal No. 2; however, the ratification of the selection by the Board of Deloitte is a matter on which a broker, bank or other nominee has discretionary voting authority, and thus, we do not expect any broker non-votes with respect to Proposal No. 2.

•	Proposal No. 3: To be approved, a majority of the total votes cast on Proposal No. 3 must be voted “For” the ratification of the 2014 Equity Incentive Plan. Abstentions and broker non-votes will not be considered votes cast on Proposal No 3.

None of the proposals, if approved, entitles stockholders to appraisal rights under Delaware law or our charter.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid stockholder meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 30,701,971 shares outstanding and entitled to vote. Thus, the holders of at least 15,350,986 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy by mail, over the phone or through the Internet (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, then either the chair of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the meeting to another date. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. If the adjournment is for more than 30 days, or if after that adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting shall be given to each stockholder of record entitled to vote at the adjourned Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish the preliminary results within four business days after the Annual Meeting and file an additional Form 8-K to publish the final results within four business days after the final results are known to us.

If you have any questions or need assistance in voting your shares, please call the following firm, which is assisting the Company in the solicitation of proxies:

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

1-800-607-0088

JOBS Act Explanatory Note

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act).

For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies but not to “emerging growth companies,” including, but not limited to:

•	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We could be an emerging growth company until the last day of the fiscal year following September 23, 2020, the fifth anniversary of the closing of our initial public offering, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur at the end of the fiscal year during which the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Under Section 107(b) of the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Because we have elected to take advantage of certain reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. However, if any other matters should properly come before the meeting, the persons named in the enclosed proxy intend to vote in accordance with their best judgment. No director, nominee for election as director, or executive officer of Penumbra has any special interest in any matter to be voted upon other than election to the Board of Directors.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Company’s Board of Directors is presently comprised of six members, who are divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve from the time of their election until the third annual meeting of stockholders following their election. Class I directors consist of Don Kassing and Kevin Sullivan; Class II directors consist of Arani Bose, M.D., and Walter Wang; and Class III directors consist of Adam Elsesser and Harpreet Grewal.

The Nominating & Corporate Governance Committee of the Board (the NCG Committee) has renominated each of our Class I directors, Messrs. Kassing and Sullivan, as nominees for a three-year term expiring at the 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each of Mr. Kassing and Mr. Sullivan is currently a director of the Company. Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected.

Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. If any nominee should become unavailable to serve for any reason, it is intended that votes will be cast for a substitute nominee designated by the NCG Committee and approved by the Board. We have no reason to believe that any nominee named will be unable to serve if elected.

Nominees for Director and Continuing Directors

The names and ages of the nominees and continuing directors, and their occupation(s), length of service with the Company and Board committee memberships are set forth in the table below.

Name	Age	Director Since	Current Term Expires	Occupation	Independent	AC	CC	NCG	EC
Nominees
Don Kassing(1)	74	February 2008	2016 Annual Meeting	President Emeritus, San Jose State University	Yes	M, F	M	C	M
Kevin Sullivan	74	February 2016	2016 Annual Meeting	Private investor; Former human resources executive	Yes	—	—	M	—
Continuing Directors
Adam Elsesser(2)	54	June 2004	2018 Annual Meeting	Chief Executive Officer and President, Penumbra	No	—	—	—	C
Arani Bose, M.D.	54	June 2004	2017 Annual Meeting	Chief Innovator, Penumbra	No	—	—	—	—
Walter Wang	48	January 2015	2017 Annual Meeting	CEO, Orlucent, Inc.	Yes	M	C	—	M
Harpreet Grewal	49	April 2015	2018 Annual Meeting	General Manager, Constant Contact, Inc.	Yes	C, F	M	M	—

AC: Audit Committee	EC: Executive Committee	F: Financial Expert
CC: Compensation Committee	C: Chair
NCG: Nominating & Corporate Governance Committee	M: Member

(1)	Presiding Director
(2)	Chair of the Board

A brief biography of each nominee and each continuing director is also set forth below, which includes information, as of the date of this Proxy Statement, regarding specific and particular experience, qualifications, attributes or skills of each nominee that led the NCG Committee to believe that the director should continue to serve on the Board:

Director Nominees

Don Kassing has served on the Board since February 2008 and as Presiding Director of the Board since August 2015. Mr. Kassing is President Emeritus of San Jose State University. Mr. Kassing served as President of San Jose State University from 2004 to 2008, Interim President from 2010 to 2011, and Vice President, Administration and Finance and Chief Financial Officer from 1993 to 2004. Prior to his tenure at San Jose State University, Mr. Kassing spent 18 years in higher education and 11 years in private industry, including eight years in merchandising/marketing and operations management at Caleres, Inc. (formerly known as the Brown Group, Inc.), a leading footwear retailer and wholesaler, and spent 3 years in corporate finance at the General Motors Corporation. Mr. Kassing received a B.A. and an M.B.A. from Saint Louis University.

The Board has nominated Mr. Kassing based on his extensive business and leadership experience, including valuable skills related to strategic planning, based on his long tenure leading a major educational institution, including overseeing the development and construction of two high-profile campus facilities and having primary responsibility for university business and financial affairs.

Kevin Sullivan has served on the Board since February 2016. Mr. Sullivan has held a number of senior executive and leadership positions and has deep experience across multiple industries and across a combination of mature and high growth companies. Since his retirement in 1999, Mr. Sullivan has been a private investor in Angel Forum (1999-present) and Nucleus Partners (2001-2013). From 1987 until his retirement in 1999, Mr. Sullivan served as a senior human resources executive. From 1997 to 1999, Mr. Sullivan was an Executive Vice-President at Wells Fargo and Company. Prior to Wells Fargo, Mr. Sullivan was an Executive Consultant at Watson-Wyatt Worldwide and before that he was Senior Vice President—Human Resources at Apple Computer Company. Prior to joining Apple, from 1976 to 1987, Mr. Sullivan held various personnel management positions of increasing responsibility at Digital Equipment Corporation. Mr. Sullivan received a B.A. from Columbia University and an M.A. from Wesleyan University.

The Board has nominated Mr. Sullivan based on his extensive experience in analyzing, investing in and advising medical device and emerging growth companies and his strong human resources background.

Continuing Directors

Adam Elsesser co-founded Penumbra and has served as Chief Executive Officer and a member of the Board since our inception in June 2004 and as President and Chairman of the Board since January 2015. Prior to Penumbra, Mr. Elsesser led SMART Therapeutics, Inc., a medical device company focused on devices for neuro-intervention, as its Chief Executive Officer from 2000 to 2002 and, after its acquisition by Boston Scientific Corporation, President of SMART Therapeutics within Boston Scientific Corporation from 2002 to 2005. Before his work in the medical device industry, Mr. Elsesser was a partner in the law firm of Shartsis Friese LLP. Mr. Elsesser received a B.A. from Stanford University and a J.D. from Hastings College of the Law.

Mr. Elsesser brings to the Board his extensive knowledge of the Company, the medical device industry and the competitive landscape, as well as his expertise in building and leading successful medical device companies and commercializing devices.

Arani Bose, M.D., co-founded Penumbra in June 2004 and has served as a member of the Board since our inception. Dr. Bose was Chairman of the Board and Chief Medical Officer from 2005 until 2015 and currently serves as Chief Innovator. Prior to founding Penumbra, Dr. Bose was an Assistant Professor of Radiology and

Neurology at New York University (NYU) School of Medicine from 1997 to 2004, where he also had a clinical practice. While at NYU, Dr. Bose co-founded SMART Therapeutics. Dr. Bose received a B.A. from Stanford University and an M.D. from the University of Colorado School of Medicine with residency and fellowships at Yale University School of Medicine and NYU Medical Center.

Dr. Bose brings to the Board his extensive knowledge of the Company and the medical device industry, as well as his training and expertise in interventional radiology and neurology and his skills and experience in clinical research and device development and commercialization.

Walter Wang has served on the Board since January 2015. Mr. Wang has served as the Chief Executive Officer of Orlucent, Inc., an early stage diagnostics company, since 2012. From 1999 to the present, Mr. Wang has researched, advised and invested in medical device, financial and technology start-up companies through Wang Ventures, LLC, a family investment partnership and other related entities. In addition, Mr. Wang invests, develops and manages real estate through W5 Investments, a real estate company. Mr. Wang began his career in 1989 with U-Jin Enterprises, Inc., a food processing and import/export company. Mr. Wang received a B.S. from the University of Southern California.

Mr. Wang brings to the Board his extensive experience in emerging growth companies, particularly in healthcare.

Harpreet Grewal has served on the Board since April 2015. Since November 2015, Mr. Grewal has served as General Manager of Constant Contact, Inc. (Constant Contact), a technology company primarily focused on marketing tools and a wholly-owned indirect subsidiary of Endurance International Group Holdings, Inc. (Endurance). Prior to the acquisition of Constant Contact by Endurance, from 2010 to November 2015, Mr. Grewal served as Executive Vice President and Chief Financial Officer of Constant Contact. From 2008 to 2009, Mr. Grewal worked as an independent consultant to small businesses and early-stage entrepreneurs. From 2006 through 2008, Mr. Grewal was Executive Vice President and Chief Financial Officer of VistaPrint, Ltd., a publicly-traded online printing and marketing services company. Prior to VistaPrint, Mr. Grewal was Senior Vice President and Chief Financial Officer of GoldenSource Corporation, a data management company, from 2002 to 2006, Chief Financial Officer of eGain Communications Corporation, a customer engagement services company, from 1999 to 2002, and held various financial and strategic planning positions with PepsiCo, Inc., a publicly-traded food and beverage company, from 1996 to 1999. Mr. Grewal received a B.A. from the University of California, Berkeley and a M.A. from Johns Hopkins University.

Mr. Grewal brings to the Board his extensive business and leadership experience, including financial expertise and strategic planning skills. Mr. Grewal also brings to the Board valuable experience based on his tenure as Chief Financial Officer at several publicly-traded high growth companies.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, the charters of the committees of the Board and our Code of Business Conduct and Ethics, described below, can be found in the Governance section of the Investors section of our website at www.penumbrainc.com. Alternatively, you can request a copy of any of these documents free of charge by writing to: Robert D. Evans, Executive Vice President, General Counsel and Secretary, c/o Penumbra, Inc., One Penumbra Place, Alameda, CA 94502. Information on our website is not incorporated by reference in this Proxy Statement.

BOARD COMPOSITION

Our Board currently consists of six members. In accordance with our Restated Certificate of Incorporation and our Bylaws, our Board is divided into three classes with staggered terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The authorized number of directors may be changed by resolution of the Board. Our directors are divided among the three classes as follows:

•	Class I directors consist of Don Kassing and Kevin Sullivan, whose terms expire at the Annual Meeting;

•	Class II directors consist of Arani Bose, M.D., and Walter Wang, whose terms expire at the 2017 Annual Meeting; and

•	Class III directors consist of Adam Elsesser and Harpreet Grewal, whose terms expire at the 2018 annual meeting of stockholders.

Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective terms. Each director’s term continues until the election and qualification of his successor, or his earlier death, resignation or removal.

INDEPENDENCE OF THE BOARD OF DIRECTORS

The Board has affirmatively determined that all of the nominees and continuing directors, other than Mr. Elsesser and Dr. Bose, are independent directors within the meaning of the applicable NYSE listing standards and relevant securities and other laws, rules and regulations regarding the definition of “independent” (the Independent Directors). There are no family relationships between any director and any of our executive officers.

BOARD LEADERSHIP STRUCTURE

The Board believes that it is important to retain the flexibility to allocate the responsibilities of the offices of Chairman of the Board (Chair) and Chief Executive Officer in any manner that it determines to be in the best interests of the Company at any point in time.

The Board reviews its leadership structure periodically as part of its annual self-assessment process. In addition, the Board continues to monitor developments in corporate governance as well as the approaches our peers undertake. Since January 2015, the Board has determined to combine the roles of Chair and Chief Executive Officer under the leadership of our co-founder Adam Elsesser. At the present time, the Board believes that this is the most effective leadership structure for Penumbra. We believe that combining the Chief Executive Officer and Chair positions helps ensure that the Board and management act with a common purpose. The Board believes that Mr. Elsesser’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders. In addition, we believe that a combined Chief Executive Officer and Chair is better positioned to act as a bridge between management and the Board, maintaining the regular flow of information. The Board believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing the Board and management to benefit from Mr. Elsesser’s demonstrated senior leadership skills, expertise from years of experience in the medical device industry, and his experience and familiarity with our business as co-founder and Chief Executive Officer. Our Independent Directors bring experience, oversight and expertise from outside of our Company, while Mr. Elsesser brings company-specific experience and expertise.

The Board does not have a lead independent director. Our Corporate Governance Guidelines note that all directors are elected by the stockholders and all have an equal voice. The Board, therefore, does not believe it appropriate or necessary in serving the best interests of the Company to designate a lead director. The Chair and the Chief Executive Officer are free, as is the Board as a whole, to call upon any one or more directors to provide leadership in a given situation should a special need arise.

The Board has designated Don Kassing as the Presiding Director to lead the meetings of the non-management directors. If the designated Presiding Director is not present for a meeting, the other non-management directors appoint one of their number to act as Presiding Director for the meeting.

The Board, including each of its committees, also has complete and open access to any member of the Company’s management and the authority to retain independent advisors as the Board or such committee deems appropriate. In addition, all members of the Audit Committee, the NCG Committee and the Compensation Committee are Independent Directors, and the committee chairs have authority to hold executive sessions without management and non-Independent Directors present.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board believes that its current leadership structure facilitates its risk oversight responsibilities. In particular, the Board believes the majority-independent Board and independent Board committees provide a well-functioning and effective balance to an experienced Chair. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. For example, the Board acts as the ultimate decision-making body of the Company and advises and oversees management, who are responsible for the day-to-day operations and management of the Company. The Audit Committee monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The NCG Committee monitors the effectiveness of our corporate governance guidelines and policies. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Company’s Executive Vice President and General Counsel and Chief Financial Officer and Head of Strategy coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS

The Board oversees our business. It establishes overall policies and standards and reviews the performance of management. During the fiscal year ended December 31, 2015, the Board held 13 meetings and took action by unanimous written consent on two occasions. Each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which he served held during the period for which he was a director or committee member. The Company’s directors are encouraged to attend our annual meetings of stockholders, but we do not currently have a policy relating to director attendance. We did not hold a 2015 annual meeting of stockholders because we were not a publicly-traded company prior to September 2015.

Applicable NYSE listing standards require that non-management directors meet at regularly scheduled executive sessions without management. The Independent Directors meet from time to time in executive session. In accordance with the NYSE Standards, the Board typically holds an executive session of non-management directors (all of whom are Independent Directors), presided over by the Presiding Director, as a part of every regularly scheduled quarterly meeting of the Board.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has a number of committees that perform certain functions for the Board. The current committees of the Board are the Audit Committee, the Compensation Committee and the NCG Committee. Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable NYSE listing standards and relevant securities and other laws, rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to our Company.

Audit Committee

The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58) of the Exchange Act. The Audit Committee was established by the Board to assist the Board in its oversight of the integrity of our financial statements and internal controls, the design, implementation and performance of our internal audit function, and our compliance with legal and regulatory requirements. In addition, the Audit Committee assists the Board in its oversight of the qualification, independence and performance of our independent registered public accounting firm and recommends to the Board the appointment of our independent registered public accounting firm.

The Audit Committee was established in August 2015 and is currently composed of three directors: Messrs. Kassing, Wang and Grewal (Chair). In 2015, the Audit Committee met two times. The Audit Committee is governed by a written charter, which was adopted by the Board in August 2015. The Audit Committee charter can be found in the Governance section of the Investors section of our website at www.penumbrainc.com. Information on our website is not incorporated by reference in this Proxy Statement. The Audit Committee charter grants the Audit Committee authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Audit Committee considers necessary or appropriate in the performance of its duties.

As required by its charter, the Audit Committee conducts a self-evaluation at least annually. The Audit Committee also reviews and assesses the adequacy of its charter at least annually, and recommends any proposed changes to the Board for its consideration.

The Board annually reviews the NYSE listing standards’ definition of independence for Audit Committee members and has determined that all members of our Audit Committee are “independent” and “financially literate” under the NYSE listing standards and that members of the Audit Committee received no compensation from the Company other than for service as a director. The Board has determined that each of Mr. Grewal and Mr. Kassing qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. In making that determination, the Board relied on the past business experience of Messrs. Grewal and Kassing. Please see the description of the business experience for Messrs. Grewal and Kassing under the heading “Nominees for Director and Continuing Directors.”

Report of the Audit Committee of the Board of Directors

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation and integrity of the consolidated financial statements and the reporting process, including establishing and monitoring the system of internal financial controls. In this context, during fiscal year 2015, the Audit Committee met and held discussions with management and Deloitte & Touche LLP (Deloitte), the Company’s independent registered public accounting firm. Management has represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended December 31, 2015, were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited financial statements of the Company with management of the Company and with Deloitte. In addition, the Audit Committee has discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee has received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte the independence of Deloitte from the Company and its management. The Audit Committee has also concluded that the provision of the non-audit services to the Company in fiscal year 2015 was compatible with Deloitte’s independence. Based on the foregoing, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC. The Audit Committee and the Board have also recommended the selection of Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

The material in this report is not deemed “soliciting material,” is not deemed “filed” with the SEC, is not subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, and is not to be incorporated by reference into any filing of Penumbra under the Securities Act of 1933, as amended (the Securities Act), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Respectfully submitted on April 26, 2016 by the members of the Audit Committee of the Board of Directors:

Harpreet Grewal, Chair

Don Kassing

Walter Wang

Compensation Committee

The Compensation Committee acts on behalf of the Board to oversee the Company’s executive compensation and benefits policies, evaluate executive officer performance and compensation and review the Company’s management succession plan. Among other things, the Compensation Committee is responsible for:

•	reviewing and approving, or recommending that the Board approve, the compensation of our executive officers;

•	reviewing and recommending to the Board the compensation of our directors;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or making recommendations to the Board with respect to, incentive compensation and equity plans; and

•	reviewing our overall compensation philosophy.

The Compensation Committee was established in June 2015 and is currently composed of three directors: Messrs. Kassing, Wang (Chair) and Grewal. The Board has determined that all members of our Compensation

Committee meet the independence requirements under SEC rules and NYSE listing standards. During 2015, the Compensation Committee met three times and took action by written consent on one occasion.

The Compensation Committee is governed by a written charter, which was adopted by the Board in August 2015. The Compensation Committee charter can be found in the Governance section of the Investors section of our website at www.penumbrainc.com. Information on our website is not incorporated by reference in this Proxy Statement. The Compensation Committee charter grants the Compensation Committee sole authority to retain or obtain the advice of a compensation consultant, legal counsel or other adviser, including the authority to approve the consultant’s reasonable compensation. The Compensation Committee may select such advisers, or receive advice from any other adviser, only after taking into consideration all factors relevant to that person’s independence from management, including those independence factors enumerated by NYSE rules.

Under the Compensation Committee charter, the Compensation Committee may, in its discretion, delegate its duties to a subcommittee or to the Chair of the Compensation Committee.

As required by its charter, the Compensation Committee conducts a self-evaluation at least annually. The Compensation Committee also annually reviews and assesses the adequacy of its charter and recommends any proposed changes to the Board for its consideration.

In November 2015, the Board created an Equity Award Committee, consisting solely of Mr. Elsesser, our Chairman, Chief Executive Officer and President. The Board delegated to the Equity Award Committee the authority to make equity grants under the 2014 Equity Incentive Plan to new employees, to current employees in connection with promotions, to consultants and to reward exceptional achievements between meetings of the Compensation Committee within guidelines established by the Board or the Compensation Committee.

Compensation Committee Processes and Procedures

The implementation of our compensation philosophy is carried out under the supervision of the Compensation Committee. The Compensation Committee charter requires that the Compensation Committee meet as often as it determines is appropriate to carry out its responsibilities under the charter. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management and the Compensation Committee’s independent advisor. On occasion, the Compensation Committee meets in executive session. However, our Chief Executive Officer and President, our Chief Financial Officer and Head of Strategy, and our Executive Vice President and General Counsel, in addition to the Compensation Committee’s independent advisor, may attend portions of the Compensation Committee meetings for the purpose of providing analysis and information to assist management with their recommendations on various compensation matters. These officers generally do not participate in the executive sessions of the Compensation Committee.

In August 2015, the Compensation Committee engaged Compensia, Inc. (Compensia) as an independent adviser to the Compensation Committee. Shortly after Compensia was engaged by the Compensation Committee, Compensia conducted analysis and provided advice on, among other things, the appropriate equity compensation for our Chief Executive Officer. Compensia reported directly to the Compensation Committee, which retained sole authority to direct the work of and engage Compensia. As part of its analysis, Compensia collected and analyzed compensation information from a comparative group of late-stage, pre-IPO companies and reported to the Compensation Committee. The Compensation Committee considered this report when making its determination to award an option grant to Mr. Elsesser in August 2015. The grant was made effective in September 2015 in connection with our IPO.

In April 2016, the Compensation Committee, taking into account the various factors prescribed by the NYSE regarding the independence of compensation consultants described above, reaffirmed the independence of Compensia as a compensation adviser.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has ever been an executive officer or employee of us or any of our subsidiaries. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of the Board or Compensation Committee. During 2015, no members of our Compensation Committee had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related party transactions.

Nominating and Corporate Governance Committee

The NCG Committee is generally responsible for identifying qualified Board candidates, recommending director nominees and appointments to Board committees, evaluating Board performance, overseeing director compensation and overseeing the Company’s Corporate Governance Guidelines. To that end, the NCG Committee is responsible for, without limitation:

•	identifying and recommending candidates for membership on the Board;

•	reviewing and recommending our corporate governance guidelines and policies;

•	reviewing proposed waivers of the code of conduct for directors and executive officers;

•	overseeing the process of evaluating the performance of the Board; and

•	assisting the Board on corporate governance matters.

A detailed discussion of the NCG Committee’s procedures for recommending candidates for election as a director appears below under the caption Procedures of the Nominating and Corporate Governance Committee.

The NCG Committee was established in August 2015 and is composed of three directors, each of whom is “independent” under the listing standards of the NYSE. The members of the NCG Committee are Messrs. Kassing (Chair), Grewal and Sullivan. The NCG Committee did not meet during 2015.

The NCG Committee is governed by a written charter, which was adopted by the Board in August 2015. The NCG Committee charter can be found in the Governance section of the Investors section of our website at www.penumbrainc.com. The NCG Committee charter complies with the guidelines established by the NYSE. Information on our website is not incorporated by reference in this Proxy Statement. The charter of the NCG Committee grants the NCG Committee authority to retain and terminate any advisers, including search firms to identify director candidates, compensation consultants as to director compensation and legal counsel, including sole authority to approve all such advisers’ fees and other retention terms.

As required by its charter, the NCG Committee conducts a self-evaluation at least annually. The NCG Committee also periodically reviews and assesses the adequacy of its charter and recommends any proposed changes to the Board for approval.

Procedures of the Nominating and Corporate Governance Committee

In connection with nominating directors for election at the Annual Meeting and periodically throughout the year, the NCG Committee considers the composition of the Board and each committee of the Board to evaluate its effectiveness and whether or not changes should be considered to either the Board or any of the committees. In support of this process, the Board has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of our Company. The Board considers the following factors and qualifications:

•	the appropriate size and the diversity of the Board;

•	the needs of the Board with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees, including experience in the industry in which the Company operates, business, finance, management or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with domestic and international business matters;

•	legal and regulatory requirements; and

•	experience with accounting rules and practices.

Pursuant to the NCG Committee charter, the NCG Committee intends to periodically review the composition of the Board in light of the current challenges and needs of the Board and the Company, and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, skills, background and experience. Although the NCG Committee does not have a formal policy respecting diversity on the Board, the NCG Committee is sensitive to the importance of nominating persons with different perspectives and experience to enhance the deliberation and decision-making processes of the Board.

Once the NCG Committee and the Board determine that it is appropriate to add a new director, either as a replacement or as a new position, the NCG Committee uses a flexible set of procedures in selecting individual director candidates. This flexibility allows the NCG Committee to adjust the process to best satisfy the objectives it is attempting to accomplish in any director search. The first step in the general process is to identify the type of candidate the NCG Committee may desire for a particular opening, including establishing the specific target skill areas, experiences and backgrounds that are to be the focus of a director search. The NCG Committee may consider candidates recommended by management, by other members of the NCG Committee, by the Board, by stockholders, or it may engage a third party to conduct a search for possible candidates. In considering candidates submitted by stockholders, the NCG Committee will take into consideration the needs of the Board and the qualifications of the candidate.

In order for a stockholder to have a candidate considered by the NCG Committee, a stockholder should submit a written recommendation that includes (A) as to each person whom the stockholder proposes to nominate for election or reelection as director, (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (2) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such person has with any other person or entity other than the Company including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of the Company, and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made: (1) the name and address of such stockholder (as they appear on the Company’s books) and any such beneficial owner; (2) for each class or series, if any, the number of shares of capital stock of the Company that are held of record or are beneficially owned by such stockholder and by any such beneficial owner; (3) a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business; (4) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Company’s securities; (5) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting; (6) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination; (7) any other information relating to such stockholder, beneficial owner, if any, or director nominee or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee or proposal pursuant to Section 14 of the Exchange Act; and (8) such other information relating to any proposed item of business as the Company may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action. Stockholder recommendations should be addressed to the NCG Committee in care of our Secretary at the address set forth below under the heading Stockholder Communications with the Board of Directors.

Once candidates are identified, the NCG Committee conducts an evaluation of qualified candidates. The evaluation generally includes interviews and background and reference checks. There is no difference in the evaluation process of a candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any of the other means described above. In identifying and evaluating potential nominees to serve as directors, the NCG Committee will examine each nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate.

If the NCG Committee determines that a candidate should be nominated as a candidate for election to the Board, the candidate’s nomination is then recommended to the Board, and the directors may in turn conduct their own review to the extent they deem appropriate. When the Board has agreed upon a candidate, such candidate is recommended to the stockholders for election at an annual meeting of stockholders or appointed as a director by a vote of the Board as appropriate.

Both of the current Class I directors have been recommended by the NCG Committee to the Board for re-election as our directors at the Annual Meeting, and the Board has approved such recommendations.

Executive Committee

The Executive Committee is vested with the authority to exercise certain functions of the Board when the Board is not in session, subject to restrictions imposed by applicable law, the NYSE listing standards and any other limitations prescribed by the Board.

The Executive Committee was established in May 2015 and is composed of three directors, two of whom are “independent” under the listing standards of the NYSE. The members of the Executive Committee are Messrs. Elsesser (Chair), Kassing and Wang. The Executive Committee took action by written consent on one occasion during 2015.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our relationship with our stockholders is an important part of our corporate governance program. Engaging with our stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases, and our website. Our conference calls for quarterly earnings releases are open to all. These calls are available in real time and as archived webcasts on our website for a period of time.

The Board has adopted a process for stockholders and others to send communications to the Board or any director. All such communications should be sent by mail addressed to the Board or any particular director at

One Penumbra Place, Alameda, CA 94502, c/o Robert D. Evans, Executive Vice President, General Counsel and Secretary. All communications received by Mr. Evans will be sent directly to the Board or any particular director.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board has adopted a Code of Business Conduct and Ethics that is applicable to all employees and directors, including our Chief Executive Officer and President, Chief Financial Officer and Head of Strategy, other executive officers and senior financial personnel. A copy of our Code of Business Conduct and Ethics is available in the Governance section of the Investors section of our website at www.penumbrainc.com. Information on our website is not incorporated by reference in this Proxy Statement. If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of our Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website in accordance with the requirements of Item 5.05 of Form 8-K.

DIRECTOR STOCK OWNERSHIP GUIDELINES

The Corporate Governance Guidelines include stock ownership guidelines for our directors, which have been adopted by the Company. Under these guidelines, directors are expected to hold meaningful equity ownership positions in Penumbra. Specifically, each member of the Board must own at least 5,000 shares of the Company’s stock. Newly elected directors will have three years to comply with their specific stock ownership guidelines.

The Board believes these stock ownership guidelines are an important tool in aligning the interests of our directors with the long-term interests of our stockholders. As of December 31, 2015, all of our directors were in compliance with these stock ownership guidelines.

We do not have specific equity or other security ownership requirements or guidelines for executive officers. However, given management’s significant equity stake in the Company, we do not believe ownership guidelines are needed at this time.

ANTI-HEDGING AND ANTI-PLEDGING POLICY

The Board has approved an anti-hedging policy for our directors and executive officers. Under this policy, all of our executive officers and directors are prohibited from engaging in short-sales, transactions in put or call options, hedging transactions or other inherently speculative transactions in Penumbra stock or pledging Penumbra stock in any circumstance, including by purchasing Penumbra stock on margin or holding Penumbra stock in a margin account.

DIRECTOR COMPENSATION

Our directors play a critical role in guiding our strategic direction and overseeing the management of Penumbra. The many responsibilities and risks and the substantial time commitment of being a director require that we provide adequate compensation commensurate with our directors’ workload and opportunity costs. Independent Directors receive a combination of annual cash retainers and annual refresh grants of restricted stock or restricted stock units in amounts that correlate to their responsibilities and levels of Board participation. Our two employee directors, Mr. Elsesser and Dr. Bose, receive no separate compensation for their service as directors.

The following table is a summary of the annual cash compensation paid to the Independent Directors for 2015. Each applicable line item is an additional element of compensation.

Director Position	Annual Cash Compensation(1)
All Independent Directors(2)	$25,000
Audit Committee Chair	$25,000

(1)	The annual cash compensation that the Company pays to its Board members, other than Mr. Elsesser and Dr. Bose, is based on their positions on the Board, and the Company does not compensate the Board members on a per meeting basis. The amounts reflected in the table above were approved by the Board in August 2015.
(2)	Mr. Sullivan joined the Board in February 2016 and did not receive any compensation in 2015.

The annual cash compensation is payable in quarterly installments on or about the last day of each calendar quarter. In 2015, one half of the fee was payable immediately upon approval by the Board in August 2015, with the balance payable in quarterly installments on or about the last day of each of the third and fourth calendar quarters of 2015.

Each Independent Director is also granted an annual grant of 2,000 shares of restricted stock or restricted stock units which vests in quarterly installments on the last day of each calendar quarter, subject to each such director’s continued service on the Board through the vesting date. These amounts were approved by the Board in August 2015. These equity awards continue to vest only while the Independent Director serves on the Board.

In 2015, 2,000 shares of restricted stock were awarded to each of the Independent Directors (other than Mr. Sullivan) under the Penumbra, Inc. 2014 Equity Incentive Plan, effective immediately prior to the closing of our IPO (the Effective Time), which vested one half at the Effective Time and one quarter on the last day of each of the third and fourth quarters of 2015. The following table lists actual compensation paid to each of the directors during 2015 other than (i) Mr. Sullivan, who joined the Board in February 2016, (ii) Mr. Elsesser, who is also an NEO, and (iii) Dr. Bose, who is an executive officer, other than an NEO, and does not receive any additional compensation for services provided as a director.

Director Compensation in 2015

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (4)	Total ($)
Walter Wang	25,000	(1)	$83,340	$108,340
Don Kassing	25,000	(2)	$83,340	$108,340
Harpreet Grewal	50,000	(3)	$83,340	$133,340

(1)	Includes $25,000 in compensation that accrued in fiscal year 2015 but was paid in 2016.
(2)	Includes $6,250 in compensation that accrued in fiscal year 2015 but was paid in 2016.
(3)	Includes $12,500 in compensation that accrued in fiscal year 2015 but was paid in 2016.
(4)	Awards granted on September 23, 2015. The amounts in this column reflect the aggregate grant date fair market value computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (FASB ASC) Topic 718. The grant date fair market value of the annual grant of restricted stock was $41.67 per share (the closing price of Penumbra common stock on September 23, 2015). For assumptions used in determining the grant date fair market value, see Note 12 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on March 8, 2016. There were no unvested awards as of December 31, 2015.

PROPOSAL NO. 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR PENUMBRA

On April 4, 2016, the Board selected and approved of Deloitte & Touche LLP (Deloitte) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Deloitte has served as our independent registered public accounting firm since September 17, 2008. Representatives of Deloitte plan to attend the Annual Meeting and will be available to answer appropriate questions from stockholders. They will have the opportunity to make a statement if they desire to do so.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

Independent Registered Public Accounting Firm

The following is a summary of the fees and services provided by Deloitte to the Company for fiscal years 2015 and 2014:

	Fiscal Year Ended December 31,
Description of Services Provided by Deloitte	2015	2014
Audit Fees(1)	$2,145,895	$581,000
Audit Related Fees(2)	$2,000	—
Tax Fees(3)	$126,047	$87,283
All Other Fees	—	—

TOTAL	$2,273,942	$668,283

(1)	Audit fees for Deloitte for 2015 and 2014 were for professional services rendered for the audits of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements. Fees for the year ended December 31, 2015, included $1,050,500 billed in connection with the filing of our Registration Statements on Form S-1 in connection with our IPO.
(2)	Reflects fees paid in connection with our subscription to an accounting research tool provided by Deloitte.
(3)	Reflects fees paid in connection with the preparation of tax returns.

The Audit Committee or delegate thereof pre-approves the scope of the audit, audit-related and tax services provided by our independent registered public accounting firm, as well as all associated fees and terms, pursuant to pre-approval policies and procedures established by the Audit Committee. The Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance and independence, and presents its conclusions to the full Board on at least an annual basis.

All of the services provided by Deloitte since our IPO in September 2015, and fees for such services, were pre-approved by the Audit Committee in accordance with these standards.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL NO. 3: RATIFICATION OF THE MATERIAL PROVISIONS OF THE PENUMBRA, INC. AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN FOR PURPOSES OF SECTION 162(M) OF THE CODE

Background and Purpose of Proposal

The Board and our stockholders approved the 2014 Equity Incentive Plan in August 2015, prior to our IPO. The 2014 Equity Incentive Plan became effective on the business day immediately prior to September 17, 2015, the date of the effectiveness of our Registration Statement on Form S-1 in connection with our IPO (the Registration Date).

Under pertinent IRS regulations, grants made to “Covered Employees” (as defined in Section 162(m) of the Code) under the 2014 Equity Incentive Plan prior to the earlier of (i) the material modification of the 2014 Equity Incentive Plan or (ii) our 2019 annual meeting of stockholders (the Reliance Period) are not subject to the cap on the Company’s tax deduction imposed by Section 162(m) of the Code with respect to compensation in excess of $1,000,000 per Covered Employee in any year. The Board seeks stockholder ratification of the materials terms of the 2014 Equity Incentive Plan for purposes of Section 162(m) of the Code so that we will have the ability to grant certain grants to Covered Employees under the 2014 Equity Incentive Plan, including stock options, stock appreciation rights, restricted stock awards and restricted stock units subject to performance-based vesting, intended to qualify as “performance-based compensation” under Section 162(m) of the Code beyond the Reliance Period and therefore be exempt from the cap on the Company’s tax deduction imposed by Section 162(m) of the Code. The Section 162(m) provisions of the 2014 Equity Inventive Plan are described below under Section 162(m) Limits on Awards and Performance Awards.

The Board believes that the ratification of the material provisions 2014 Equity Incentive Plan for purposes of Section 162(m) of the Code is in the best interest of our stockholders. We are not asking for any additional shares under the 2014 Equity Incentive Plan or any other modification to the 2014 Equity Incentive Plan.

Summary of Material Features of the 2014 Equity Incentive Plan

Stock awards. The 2014 Equity Incentive Plan provides for the grant of incentive stock options (ISOs), nonstatutory stock options (NSOs), stock appreciation rights, restricted stock, restricted stock units, performance awards and other awards (collectively, Awards). ISOs may be granted only to employees of the Company or any parent or subsidiary of the Company. All other Awards may be granted to employees, directors and consultants. 207 employees, directors and consultants received awards under the 2014 Equity Incentive Plan in 2015.

Shares subject to the 2014 Equity Incentive Plan. The aggregate number of shares of our common stock initially reserved for issuance pursuant to Awards under the 2014 Equity Incentive Plan after our IPO was 3,000,000, plus up to 2,203,534 shares of common stock subject to stock options or similar awards previously granted under the Penumbra, Inc. 2005 Stock Plan (the 2005 Plan) and the Penumbra, Inc. 2011 Equity Incentive Plan (the 2011 Plan) that expire or otherwise terminate without having been exercised in full and shares of common stock issued pursuant to awards granted under the 2005 Plan and the 2011 Plan that are forfeited to or repurchased by the Company. In addition, there were 1,911,709 outstanding awards under the 2014 Equity Incentive Plan at the time of our IPO. If an Award granted under the 2014 Equity Incentive Plan is forfeited back to us because of the failure to meet a contingency or condition required to vest, such shares will become available for subsequent issuance under the 2014 Equity Incentive Plan. In addition, shares withheld to satisfy income or employment withholding taxes and shares used to pay the exercise price of a stock option will become available for the grant of new Awards under the 2014 Equity Incentive Plan.

Automatic increase in share reserve. The number of shares available for issuance under the 2014 Equity Incentive Plan increases automatically on the first day of each fiscal year of the Company beginning with the 2016 fiscal year and ending with the 2025 fiscal year, in an amount equal to the least of (i) 2,500,000 shares,

(ii) 5% of the outstanding shares on the last day of the immediately preceding fiscal year or (iii) such number of shares determined by the Board, to the extent allowed by Section 422 of the Code, and the regulations promulgated thereunder. On January 1, 2016, the number of shares available for issuance under the 2014 Equity Incentive Plan automatically increased by 1,494,893 shares.

Section 162(m) Limits on Awards. The maximum number of shares with respect to which any Awards may be granted to any one participant in any calendar year is (a) 5,000,000 in the case of stock options and stock appreciation rights, (b) 2,000,000 in the case of stock-based performance awards, and (c) $10,000,000 in the case of cash-based performance Awards.

Limitations on Non-Employee Awards. No non-employee director may be granted, in any calendar year, (i) stock-based Awards with a grant date fair value of more than $1,000,000 (increased to $2,000,000 in connection with his or her initial year of service); and (ii) cash-based Awards with a grant date fair value of more than $1,000,000 (increased to $1,500,000 in connection with his or her initial year of service).

Administration. Our Board, or one or more duly authorized committees thereof, have the authority to administer the 2014 Equity Incentive Plan (in such capacity, the Committee). Subject to the terms of the 2014 Equity Incentive Plan, the Committee determines recipients, dates of grant, the numbers and types of Awards to be granted and the terms and conditions of the Awards, including the period of their exercisability and vesting schedule applicable to an Award. Subject to the limitations set forth below, the Committee will also determine the exercise price, strike price or purchase price of Awards granted and the types of consideration to be paid for the Award. The Committee has the authority to modify outstanding awards under the 2014 Equity Incentive Plan. Subject to the terms of the 2014 Equity Incentive Plan, the Committee has the authority to extend the post-termination exercisability period of option awards and to extend the maximum term of an option award. To the extent that the Committee determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the 2014 Equity Incentive Plan will be administered by a committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

Stock Options. ISOs and NSOs are granted pursuant to stock option agreements adopted by the Committee. The Committee determines the exercise price for a stock option, within the terms and conditions of the 2014 Equity Incentive Plan, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of our common stock on the date of grant. In the case of an ISO granted to an employee who owns stock representing more than 10% of the voting power of all classes of our stock or any parent or subsidiary of us, the exercise price will be no less 110% of the fair market value on the date of the grant. Options vest at the rate specified by the Committee. At the time an option is granted, the Committee will fix the period within which the option may be exercised and will determine any conditions that must be satisfied before the option may be exercised. No ISOs may be issued more than ten years following the earlier of (i) the date of adoption or (ii) the most recent date of approval of the 2014 Equity Incentive Plan by the Company’s stockholders, except as permitted by Section 422 of the Code.

The Committee determines the term of stock options granted under the 2014 Equity Incentive Plan, up to a maximum of ten years. In the case of an ISO granted to an employee who owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any of our parents or subsidiaries, the maximum term will be 5 years. Unless the terms of an option holder’s stock option agreement provide otherwise, if an option holder’s service relationship with us ceases for any reason other than disability or death, the option holder may generally exercise any vested options for a period of three months following the cessation of service or within such longer or shorter period of time as specified in the Award agreement. If an option holder’s service relationship with us ceases due to disability or death, the option holder or a beneficiary may generally exercise any vested options within six months following termination or within such longer or shorter period of time as is specified in the Award agreement. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the Committee and may include (i) cash, (ii) check, (iii) promissory note, (iv) other shares, (v) a broker-assisted cashless exercise, (vi) net exercise, (vii) such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws, or (viii) combination of the foregoing methods of payment.

Unless the Committee provides otherwise, options generally are not transferable except by will or by the laws of descent and distribution. An option holder may designate a beneficiary, however, who may exercise the option following the option holder’s death.

Stock Appreciation Rights. The 2014 Equity Incentive Plan permits the grant of stock appreciation rights. Stock appreciation rights give recipients the right to acquire a specified number of shares of stock at a predetermined price. The terms of any stock appreciation rights granted under the 2014 Equity Incentive Plan will be determined by the Committee in the Award agreement evidencing the Award, including the number of shares, exercise price, expiration date and other terms.

Restricted Stock and Restricted Stock Units. The 2014 Equity Incentive Plan permits the grant of restricted stock and/or restricted stock units. Restricted stock awards are grants of shares of our common stock. Restricted stock units represent the right to receive shares of our common stock (or a cash amount equal to the value of our common stock) on future specified dates. The terms of the restricted stock and/or restricted stock units granted under the 2014 Equity Incentive Plan are determined by the Committee in the Award agreement evidencing the Award, including the number of shares, period of restriction or vesting schedule, and other terms.

Performance Awards. The 2014 Equity Incentive Plan permits the grant of performance awards. Performance awards may be denominated as a cash amount, number of shares, or combination thereof, and may be earned upon achievement or satisfaction of performance conditions specified by the Committee, at its discretion, subject to the terms of the 2014 Equity Incentive Plan. The Committee may specify another award as a performance award by conditioning the right of a participant to exercise or have it settled upon achievement or satisfaction of such performance conditions as may be specified by the Committee.

If the Committee intends that a performance award be considered qualified performance-based compensation under Section 162(m) of the Code, such performance award will include a pre-established formula such that payment, retention or vesting of the award is subject to achievement of a level or levels of, or increases in, in each case as determined by the Committee, one or more of the following performance measures with respect to the Company: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income or loss (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings or loss (including earnings or loss before taxes, before interest and taxes, or before earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; cash margin; year-end cash; debt reduction; shareholder equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; research and development achievements; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); and implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel. Performance criteria may be measured on an absolute or relative basis and may be established on a corporate-wide basis or with respect to a business unit or division thereof. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. To the extent permitted by Section 162(m) of the Code, with respect to an award intended to qualify under Section 162(m) of the Code, the Award agreement may provide that if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the committee deems appropriate and equitable.

Notwithstanding any provision of the 2014 Equity Incentive Plan to the contrary, with respect to any Award intended to qualify under Section 162(m) of the Code, the Committee is not authorized to increase the amount payable under any such Award upon attainment of such pre-established formula. Performance awards intended to qualify under Section 162(m) of the Code will be settled only after the end of the relevant performance period in cash, shares, other awards, other property, net settlement, or any combination thereof, in the discretion of the Committee. The Committee will specify the circumstances in which, and the extent to which, performance awards will be paid or forfeited in the event of a participant’s termination as a service provider.

Other Awards. The 2014 Equity Incentive Plan permits the grant of such other Awards, subject to limitations under applicable law, that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares or factors that may influence the value of shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. The Committee will determine the terms and conditions of such Awards. Such shares delivered pursuant to an Award in the nature of a purchase right will be purchased for such consideration, paid for at such times, by such methods and in such forms, including cash, shares, other awards, other property, or any combination thereof, as the Committee will determine.

Tax Limitations on Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an option holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the option is not exercisable after the expiration of five years from the date of grant. No ISO may be issued more than ten years following the earlier of (i) the date of adoption or (ii) the most recent date of approval of the 2014 Equity Incentive Plan by the Company’s stockholders, except as permitted by Section 422 of the Code.

Section 409A. With respect to Awards subject to Section 409A of the Code, the 2014 Equity Incentive Plan is intended to comply with the requirements of Section 409A of the Code and the regulations thereunder (Section 409A). In any provision of the 2014 Equity Incentive Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

Adjustments; Corporate Transactions. In the event of certain changes in our corporate structure, including any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, splitup, spinoff, combination, repurchase, or exchange of shares of the Company, the Committee will make appropriate adjustments to outstanding awards to prevent diminution or enlargement of the benefits or potential benefits available under the 2014 Equity Incentive Plan.

Merger or Change of Control. In the event of certain corporate transactions specified in the 2014 Equity Incentive Plan, including a merger or change of control, as defined in the 2014 Equity Incentive Plan, each outstanding Award will be treated as the Committee determines, without a participant’s consent, including that (i) the Awards will be continued by the Company or assumed or substituted by the succeeding corporation; (ii) the Awards will terminate; (iii) outstanding Awards will vest and become exercisable, (iv) the Awards will terminate in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of the Award or realization of the rights under the Award as of the date of the transaction, (v) the replacement of any Award with rights or property selected by the Committee or (vi) any combination of the above.

In the event that the Company does not continue, and the successor corporation does not assume or substitute the Award or portion thereof, then with respect such Award (or portion thereof), the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights and all restrictions on restricted stock and restricted stock units will lapse and, with respect to Awards with performance-based vesting (including performance awards), unless otherwise provided in an Award agreement, performance goals will be deemed achieved at 100% of the target levels. The Committee is not obligated to treat all stock Awards, even those that are of the same type, in the same manner. Under the 2014 Equity Incentive Plan, a change of control is generally (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by private financing that is approved by the Board, (ii) if we are public, the date on which a majority of the Board has been replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of appointment or election; or (iii) change in ownership of a substantial portion of our assets.

Amendment and Termination. The 2014 Equity Incentive Plan will continue in effect until terminated by the Board. The Committee has the authority to amend or alter the 2014 Equity Incentive Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent.

Tax Aspects under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2014 Equity Incentive Plan. It does not describe all federal tax consequences under the 2014 Equity Incentive Plan, nor does it describe state or local tax consequences. Participants in the 2014 Equity Incentive Plan should review the current tax treatment with their individual tax advisors at the time of grant, exercise or any other transaction relating to an Award or the underlying shares.

ISOs. No taxable income is generally realized by the optionee upon the grant or exercise of an ISO. If shares of common stock issued to an optionee pursuant to the exercise of an ISO are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a disqualifying disposition), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof and (ii) the Company will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the ISO is paid by tendering shares of common stock.

If an ISO is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as an NSO. Generally, an ISO will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

NSOs. No income is realized by the optionee at the time the option is granted. Generally, (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and the Company receives a tax deduction for the same amount and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules apply where all or a portion of the exercise price of the NSO is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with an Award under the 2014 Equity Incentive Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an Award is exercised, vests or becomes non-forfeitable, unless the Award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other Award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated Awards to be treated as “parachute payments,” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for certain awards under the 2014 Equity Incentive Plan may be limited to the extent that the chief executive officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the principal financial officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2014 Equity Incentive Plan is structured to allow certain awards to qualify as performance-based compensation.

Stock Price

On April 21, 2016, the closing price of our common stock as reported by the NYSE was $54.40.

Plan Benefits

Because the grant of awards under the 2014 Equity Incentive Plan is within the discretion of the Board, or one or more duly authorized committee thereof, and dependent upon individual and corporate performance, among other factors, it is not possible to determine at this time the amount or dollar value to be received by a person or group under the 2014 Equity Incentive Plan.

Equity Compensation Plan Information

The following table provides certain information with respect to all of Penumbra’s equity compensation plans as of December 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1)	4,210,791	$13.16	2,452,533	(3)
Equity compensation plans not approved by stockholders	394,125	$7.55

Total(2)	4,604,916	$12.68	2,452,533

(1)	Amount does not include any shares of common stock issuable under the Penumbra, Inc. Employee Stock Purchase Plan (the ESPP). The Company issues shares under the ESPP once every six months based on employee elections in the preceding six months. Pursuant to the terms of the ESPP, the number of shares to be issued and the price per share is not determined until immediately before the date of issuance.
(2)	As of December 31, 2015, the weighted average remaining term of the 3,755,345 options outstanding was 6.79 years.
(3)	The number of shares available for issuance under the 2014 Equity Incentive Plan increases automatically on the first day of each fiscal year of the Company beginning with the 2016 fiscal year and ending with the 2025 fiscal year, in an amount equal to the least of (i) 2,500,000 shares, (ii) 5% of the outstanding shares on the last day of the immediately preceding fiscal year, or (iii) such number of shares determined by the Board, to the extent allowed by Section 422 of the Code, and the regulations promulgated thereunder.

The Board believes that it is in the Company’s best interest and in the best interest of the Company’s stockholders to ratify the 2014 Equity Incentive Plan to allow the Company to continue to grant equity awards under this plan. The Company’s Named Executive Officers have an interest in this proposal as they are eligible to receive awards under the 2014 Equity Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 3.

OTHER INFORMATION RELATED TO PENUMBRA, THE DIRECTORS AND EXECUTIVE OFFICERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of March 31, 2016 by:

•	each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	our named executive officers;

•	each of our directors; and

•	all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 31, 2016 are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table and subject to applicable community property laws, to our knowledge the persons or entities named in this table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.

Unless otherwise indicated, the mailing address of each of the stockholders below is c/o Penumbra, Inc., One Penumbra Place, Alameda, California 94502.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock(1)
5% stockholders
FMR LLC(2)	3,827,591	12.5%
Directors and Named Executive Officers
Adam Elsesser(3)	1,700,982	5.5%
Arani Bose, M.D.(4)	1,545,662	5.0%
Don Kassing(5)	18,500	*
Walter Wang(6)	1,483,431	4.8%
Harpreet Grewal	16,639	*
Kevin Sullivan	28,949	*
Sri Kosaraju(7)	539,607	1.8%
Daniel Davis(8)	212,292	*
All current executive officers and directors as a group (11 persons)	5,546,062	22.0%

*	Represents less than 1% of Penumbra’s outstanding common stock.
(1)	Based on 30,692,168 shares of common stock outstanding on March 31, 2016. Shares of common stock subject to options that are exercisable within 60 days following March 31, 2016 and shares of restricted stock that will vest within 60 days following March 31, 2016 are deemed outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of the person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)

Beneficial ownership is as of December 31, 2015, and is based solely on information contained in the Schedule 13G/A filed with the SEC on February 12, 2016, by FMR LLC and Abigail P. Johnson (as Director, Vice Chairman, Chief Executive Officer and President of FMR LLC). FMR LLC, in its capacity as a parent holding company or control person for various subsidiaries, may be deemed to beneficially own the indicated shares and has sole dispositive power over 3,827,591 shares and sole voting power over 247,322 shares. FMR LLC reported its beneficial ownership on behalf of itself and the following direct and indirect subsidiaries and affiliates: Fidelity Institutional Asset Management Trust Company (formerly known as Pyramis Global Advisors Trust Company) and FMR Co., Inc. (Fidelity).

Fidelity, a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 5% or greater of our outstanding common stock. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (Fidelity Funds) advised by Fidelity Management & Research Company (FMR Co), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(3)	Mr. Elsesser has (i) sole voting power and sole dispositive power with respect to 1,686,838 shares, which includes (x) 1,236,838 shares held by Mr. Elsesser and (y) options to purchase 450,000 shares that are exercisable within 60 days of March 31, 2016, held by Mr. Elsesser and (ii) shared voting and dispositive power with respect to 14,144 shares held by the Siegel/Elsesser Trust for which Mr. Elsesser is Trustee.
(4)	Dr. Bose has (i) sole voting power and sole dispositive power with respect to 1,281,518 shares, which includes (x) 731,518 shares held by Dr. Bose, (y) 250,000 shares held by Arani Bose 2009 Family Trust, for which Dr. Bose acts as Investment Advisor, and (z) options to purchase 300,000 shares that are exercisable within 60 days of March 31, 2016, held by Dr. Bose, and (ii) shared voting and shared investment power with respect to 264,144 shares, which includes (x) 14,144 shares held by Arani & Shumita Bose and (y) 250,000 shares held by Shumita Bose 2009 Family Trust, for which Shumita Bose acts as Investment Advisor.
(5)	Mr. Kassing has (i) sole voting power and sole dispositive power with respect to 2,500 shares held by Mr. Kassing, and (ii) shared voting and shared investment power with respect to16,000 shares held by The Kassing Family Trust, for which Mr. Kassing acts as Co-Trustee with his wife.
(6)	Walter Wang has (i) sole voting power and sole dispositive power with respect to 519,571 shares held by Mr. Wang, and (ii) shared voting and shared dispositive power with respect to 963,860 shares held by Wang Ventures LLC of which Mr. Wang is the owner of a 25% membership interest and for which a relative of Mr. Wang is the Managing Member. To the extent Mr. Wang is deemed to have beneficial ownership of the shares held by Wang Ventures LLC, he disclaims beneficial ownership except to the extent of his pecuniary interest therein.
(7)	Mr. Kosaraju has (i) sole voting power and sole dispositive power with respect to 453,646 shares that are subject to Penumbra’s right of repurchase as of March 31, 2016, held by Mr. Kosaraju, and (ii) shared voting and dispositive power with respect to 85,961 shares held by The Kosaraju Family Trust for which Mr. Kosaraju is Trustee.
(8)	Shares beneficially owned by Mr. Davis consist of (x) 78,626 shares held by Mr. Davis, (y) options to purchase 133,666 shares that are exercisable within 60 days of March 31, 2016, held by Mr. Davis, and (z) 25,000 shares that are subject to Penumbra’s right of repurchase as of March 31, 2016, held by Mr. Davis.

Executive Officers

The following table sets forth certain information concerning our executive officers as of March 31, 2016.

Name	Age	Position with Penumbra
Adam Elsesser	54	Chairman, Chief Executive Officer and President
Arani Bose, M.D.	54	Chief Innovator
Sri Kosaraju	38	Chief Financial Officer and Head of Strategy
Daniel Davis	38	President, North America
James Pray	52	President, International
Lynn Rothman	55	Executive Vice President, Chief Business Officer
Robert Evans	69	Executive Vice President, General Counsel and Secretary

There are no family relationships between any of our directors and any of our executive officers.

Mr. Elsesser’s and Dr. Bose’s biographies can be found on pages 10-11 of this Proxy Statement with the biographies of the other members of the Board. Biographies for our other executive officers, including our other Named Executive Officers, are below.

Sri Kosaraju joined Penumbra as Chief Financial Officer and Head of Strategy in 2015. Prior to joining Penumbra, Mr. Kosaraju had over 16 years of experience in investment banking. Mr. Kosaraju worked for J.P. Morgan Securities LLC (J.P. Morgan) from 1999 until 2015, where he held a variety of positions with successively greater responsibility, most recently Managing Director of Equity Capital Markets, Head of Healthcare Equity Capital Markets and co-Head of Technology, Media, Telecom Equity Capital Markets. Prior to entering J.P. Morgan’s equity capital markets group in 2006, Mr. Kosaraju served in various practice groups at J.P. Morgan, including Equity Derivatives from 2003 to 2006 and Technology, Media, Telecom Investment Banking Coverage from 1999 to 2003. Mr. Kosaraju received a B.S. from Massachusetts Institute of Technology.

Daniel Davis joined Penumbra in 2007. He has served as President, North America, since 2015. Mr. Davis previously served as Vice President of Strategy from 2013 to 2014 and as Director of Marketing from 2011 to 2012. Mr. Davis joined our sales team in 2007, serving as a Sales Trainer from 2008 to 2011. Before joining Penumbra, Mr. Davis held various sales and marketing positions at Boston Scientific Corporation. Mr. Davis received a B.A. from Duke University.

James Pray joined Penumbra in 2005. He has served as President, International, since 2015 and as President from 2005 to 2015. Prior to joining Penumbra, Mr. Pray had over 15 years of experience in the medical device industry, much of that in the neurovascular arena. Prior to joining Penumbra, Mr. Pray worked for Boston Scientific Corporation, including as the Director of Marketing for the neurovascular division from 2000 to 2005. Mr. Pray also worked as a Research and Development Engineer and Engineering Manager for SCIMED Life Systems, a medical device company, from 1990 to 1996. Mr. Pray received a B.S. and M.S. from the University of Minnesota.

Lynn Rothman joined Penumbra in 2007. She has served as Executive Vice President and Chief Business Officer since January 2015; as Chief Financial Officer from March 2009 to January 2015; as Vice President, Administration from January 2009 to March 2009, and as Human Resources Manager from 2007 to January 2009. Ms. Rothman joined Penumbra with over 20 years of experience in finance and marketing of medical and emerging growth companies. Ms. Rothman served as Director of Corporate Marketing at Confer Software, Inc., a disease management company, from 1997 to 2000. Prior to that time, Ms. Rothman worked at Robertson, Stephens & Company, a financial services firm, where she worked in both health care research and venture capital focused on potential medical device, service and software investment opportunities. She received an M.B.A. from The Wharton School, University of Pennsylvania and a B.A. from Stanford University.

Robert Evans joined Penumbra as Executive Vice President, General Counsel and Secretary in 2008. Prior to joining Penumbra, Mr. Evans was Executive Vice President, General Counsel and Secretary of Waste

Connections, Inc., a publicly traded waste services company, from 2002 to 2008, and a partner in the law firm Shartsis Friese LLP from 1978 to 2002. Mr. Evans received a B.A. and J.D. from the University of California, Berkeley.

Legal Proceedings

There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and reports of changes in the ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Section 16(a) filings they make.

To the best of our knowledge and based solely on a review of the copies of such reports furnished to us or written representation that no other reports were required, during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.

One report, covering one transaction related to withholding of shares to satisfy tax withholding obligations on January 2, 2016, was filed late on behalf of Ms. Rothman; and one report, covering one transaction related to withholding of shares to satisfy tax withholding obligations on January 2, 2016, was filed late on behalf of Mr. Davis.

EXECUTIVE COMPENSATION

Our Named Executive Officers (NEOs) for fiscal 2015, which consist of our principal executive officer and the next two most highly-compensated executives, are:

•	Adam Elsesser, our Chairman, President and Chief Executive Officer;

•	Sri Kosaraju, our Chief Financial Officer and Head of Strategy; and

•	Daniel Davis, our President, North America.

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies pursuant to the JOBS Act, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer.

Summary Compensation Table

The following table discloses compensation paid by us during fiscal 2015 and 2014 to our NEOs:

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)		Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation(2)	Total
Adam Elsesser	2015	$705,236	—	—		$6,086,239	—	$1,538	$6,793,013
Chairman, Chief Executive Officer and President	2014	$511,250	—	—		$1,162,500	—	—	$1,673,750

Sri Kosaraju	2015	$332,692	—	$8,746,290	(4)	—	—	$1,230	$9,080,212
Chief Financial Officer and Head of Strategy(3)

Daniel Davis	2015	$487,692	—	—		$1,122,626	—	$1,538	$1,611,856
President, North America	2014	$300,000	—	$387,500		—	—	—	$687,500

(1)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For assumptions used in determining grant date fair market value, see Note 12 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on March 8, 2016. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the executive will perform the requisite service for the award to vest in full.
(2)	These amounts represent the amounts paid for imputed income associated with life insurance premium payments and short- and long-term disability insurance premium payments for each NEO.
(3)	Mr. Kosaraju became an executive officer in 2015, therefore, no amounts appear in the table for 2014, and his 2015 salary is prorated from his start date.
(4)	Amount reflects a grant of 604,861 shares of restricted stock made to Mr. Kosaraju on May 6, 2015 in connection with his employment with Penumbra.

Narrative to Summary Compensation Table

2015 Base Salaries

Each of our NEOs is paid a base salary reflecting his skill set, experience, role and responsibilities. Effective January 26, 2015, the Company increased the base salaries of our NEOs as follows: (i) Mr. Elsesser’s base salary increased from $511,250 to $725,000, and (ii) Mr. Davis’s base salary increased from $300,000 to $500,000. Mr. Kosaraju’s salary of $500,000 was set at the time of his hiring in 2015.

Equity-based compensation

In March 2015, in connection with the promotion of Mr. Davis to President, North America, the Board granted Mr. Davis options to purchase 200,000 shares of our common stock, vesting over four years.

In connection with our hiring of Mr. Kosaraju in April 2015, the Compensation Committee granted Mr. Kosaraju shares of restricted stock, vesting over four years.

In addition, on August 27, 2015, in connection with our IPO, the Compensation Committee granted Mr. Elsesser options to purchase 450,000 shares of our common stock, vesting over four years, which was made effective on September 17, 2015, the date of the effectiveness of our Registration Statement on Form S-1 in connection with our IPO. The Board determined the size of the grant after taking into account market equity compensation data provided by Compensia.

Please see the section below entitled Outstanding Equity Awards at Fiscal Year-End for a description of the terms of the equity awards granted to our NEOs in 2015.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding options and restricted stock held by our NEOs as of December 31, 2015.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)(2)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(12)
Adam Elsesser	200,000	(1)	—		1.26	(2)	4/31/17	—		—
	100,000	(1)	—		1.26	(2)	9/30/17	—		—
	5,000	(1)(3)	—		7.75	(2)	3/20/24	—		—
	145,000	(1)(4)	—		7.75	(2)	3/20/24	—		—
	—		450,000	(5)	30.00	(6)	9/16/25	—		—

Sri Kosaraju	—		—		—		—	453,646	(7)	$24,410,691

Daniel Davis	65,000	(1)(8)	—		3.98	(2)	9/29/21	37,500	(9)	$2,017,875
	2,000	(1)(10)	—		4.49	(2)	2/6/22	—		—
	—		200,000	(11)	12.36	(2)	3/22/25	—		—

(1)	Options may be exercised prior to vesting, subject to repurchase rights that expire over the vesting periods indicated in the footnotes below. Accordingly, all options outstanding as of December 31, 2015, were exercisable in full.
(2)	Represents an amount determined by the Board to be not less than the fair market value of a share of the common stock of the Company on the grant date.
(3)	Options were granted under the 2005 Stock Plan and vested with respect to one fourth of the shares subject to the option on March 21, 2015, and as to 1/48th of the total shares subject to the option on the 21st day of each month thereafter, subject to the executive continuing to provide services to us through each applicable vesting date. In the event of a Change in Control, as defined under the 2005 Stock Plan, the issued options will fully vest, subject to the executive continuing to provide services to us through the occurrence of the Change in Control.
(4)

Options were granted under the 2011 Equity Incentive Plan and vested with respect to one fourth of the shares subject to the option on March 21, 2015, and as to 1/48th of the total shares subject to the option on the 21st day of each month thereafter, subject to the executive continuing to provide services to us through each applicable vesting date. In the event of a Change in Control, as defined under the 2011 Equity Incentive Plan, the issued options will fully vest, subject to the executive continuing to provide services to us through the occurrence of the Change in Control.
(5)	Options were granted under the 2014 Equity Incentive Plan and will vest with respect to one fourth of the shares subject to the option on September 17, 2016, and as to 1/48th of the total shares subject to the option on the 17th day of each month thereafter, subject to the executive continuing to provide services to us through each applicable vesting date.
(6)	Represents the initial public offering price of the Company’s common stock as set forth in the final prospectus with respect to the Company’s Registration Statement on Form S-1 in connection with the IPO.
(7)	One fourth of the shares of restricted stock awarded on May 6, 2015, vested immediately. One third of the unvested shares of restricted stock will vest on each of April 28, 2017, 2018 and 2019.
(8)	Options were granted under the 2005 Stock Plan and vested with respect to one fourth of the shares subject to the option on September 30, 2012, and as to 1/48th of the total shares subject to the option on the 30th day of each month thereafter, subject to the executive continuing to provide services to us through each applicable vesting date. In the event of a Change in Control, as defined under the 2005 Stock Plan, the issued options will fully vest, subject to the executive continuing to provide services to us through the occurrence of the Change in Control.
(9)	One fourth of the shares of restricted stock awarded on February 3, 2014, vested on each of January 2, 2015 and 2016. One half of the unvested shares of restricted stock will vest on each of January 2, 2017 and 2018.
(10)	Options were granted under the 2005 Stock Plan and vested with respect to one fourth of the shares subject to the option on January 1, 2013, and as to 1/48th of the total shares subject to the option on the 1st day of each month thereafter, subject to the executive continuing to provide services to us through each applicable vesting date. In the event of a Change in Control, as defined under the 2005 Stock Plan, the issued options will fully vest, subject to the executive continuing to provide services to us through the occurrence of the Change in Control.
(11)	Options were granted under the Penumbra, Inc. 2014 Equity Incentive Plan and vested with respect to one fourth of the shares subject to the option on January 26, 2016, and as to 1/48th of the total shares subject to the option on the 26th day of each month thereafter, subject to the executive continuing to provide services to us through each applicable vesting date. In the event of a Change in Control, as defined under the 2014 Equity Incentive Plan, the issued options will fully vest, subject to the executive continuing to provide services to us through the occurrence of the Change in Control.
(12)	The value of restricted stock awards shown in the table was calculated using the closing price of our common stock on December 31, 2015 ($53.81).

Executive Officer Arrangements

Our executive officers are employed on an at-will basis. Mr. Elsesser, Mr. Kosaraju and Mr. Davis have entered into at-will offer letters with us that set forth the initial terms of their employment. We do not have agreements or policies that would require us to provide severance benefits or change-in-control benefits to our executive officers, other than the provisions under our equity plans and agreements described in the “Outstanding Equity Awards at Fiscal Year-End” table above.

Employee Benefit Plans

Our officers are entitled to participate in our equity incentive plans. All officers are eligible to participate in our 401(k) plan on the same terms as all other employees. We do not maintain any supplemental health or welfare plans for our NEOs.

Pension Benefits

We do not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Transactions with Related Persons, Promoters and Certain Control Persons

Since January 1, 2015, other than one transaction with Mr. Pray which is described below under the section entitled “Indebtedness of Directors and Executive Officers”, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than compensation agreements and other arrangements, which are described elsewhere in this Proxy Statement. See the section entitled “Indebtedness of Directors and Executive Officers” below for a description of one transaction with Mr. Pray, one of our executive officers.

Review, Approval, and Ratification of Transactions with Related Party

Our NCG Committee has primary responsibility for reviewing and approving in advance or ratifying all related party transactions. Additionally, on at least an annual basis, the Audit Committee also reviews all identified related party transactions. In conformance with SEC regulations, we define related persons to include our executive officers, our directors and nominees to become a director of our company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest.

We have several processes that we use to ensure that we identify and review all related party transactions. First, each director, director nominee and executive officer is required to notify the Corporate Secretary of any transaction involving the Company and a related person, and the Corporate Secretary will present any new related party transactions to the NCG Committee at its next regularly scheduled meeting. Second, each year, we require our directors and executive officers to complete director and officer questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest.

The NCG Committee reviews related party transactions due to the potential for such transactions to create a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. The NCG Committee will not approve or ratify a related person transaction unless it first determines that, upon consideration of all relevant information, the transaction is in, or not inconsistent with, the best interests of the Company and its stockholders. In reviewing the transaction or proposed transaction, the NCG Committee considers all relevant facts and circumstances, including without limitation the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest, and the actual or apparent conflict of interest of the related person.

Our Related Party Transaction Policy can be found in the Governance section of the Investors section of our website at www.penumbrainc.com. Information on our website is not incorporated by reference into this Proxy Statement.

Indebtedness of Directors and Executive Officers

In 2005, we made a loan to one of our executive officers, James Pray, in the form of a full-recourse secured promissory note in the amount of $85,000, to permit him to exercise stock options granted to him. This note was secured by a stock pledge agreement covering 500,000 shares of our common stock held by Mr. Pray. This note accrued interest at the rate of 2.92% per annum, with principal and interest due and payable on January 31, 2015, provided that upon the occurrence of a change of control of Penumbra, Mr. Pray would be required to pre pay principal in an amount equal to the product of the number of shares of our common stock that vested as a result of such change of control and $0.01. On April 14, 2015, the Board forgave this loan to Mr. Pray in its entirety, including accrued and unpaid interest thereon.

Other than the foregoing, none of our directors or executive officers or associates of any director or executive officer is or at any time since January 1, 2015 has been indebted to us.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Proxy Availability Notice or other Annual Meeting Materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Proxy Availability Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Availability Notice or proxy materials, please notify your broker or contact Broadridge Financial Solutions, Inc. in writing: Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717; or by telephone: (800) 542-1061. Stockholders who currently receive multiple copies of the Proxy Availability Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Proxy Availability Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

APPROVAL

The contents of this Proxy Statement and the sending thereof to the stockholders have been authorized by the Board.

By Order of the Board of Directors

Robert D. Evans

Executive Vice President, General Counsel and Secretary

April 28, 2016

A copy of our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on March 8, 2016, is available without charge upon written request to Investor Relations, Penumbra, Inc., One Penumbra Place, Alameda, CA 94502 or by accessing a copy on Penumbra’s website at www.penumbrainc.com in the Investors section under “SEC Filings.”

APPENDIX A—PENUMBRA, INC.

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

(as approved by the Board on August 12, 2015 and the stockholders on August 25, 2015)

PLAN DOCUMENT

PENUMBRA, INC.

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

This Amended and Restated 2014 Equity Incentive Plan (the “Plan”) amends and restates the 2014 Equity Incentive Plan (the “Original Plan”), effective upon the business day immediately prior to the Registration Date (the “Effective Date”).

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Awards.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Award or Other Award.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Change in Control; or

(ii) Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by the compensation committee of the Board, in accordance with Section 4 hereof.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Penumbra, Inc. a Delaware corporation, or any successor thereto.

(k) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities.

(l) “Director” means a member of the Board.

(m) “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(q) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows, unless otherwise determined by the Administrator:

(i) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator;

provided, that notwithstanding the foregoing, if the day of determination for the Fair Market Value occurs on a weekend or holiday, the Fair Market Value will be the price as determined in accordance with the foregoing on the immediately preceeding business day, unless otherwise determined by the Administrator.

(r) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(s) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(t) “Option” means a stock option granted pursuant to the Plan.

(u) “Other Award” means an Award granted pursuant to Section 11.

(v) “Outside Director” means a Director who is not an Employee.

(w) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(x) “Participant” means the holder of an outstanding Award.

(y) “Performance Award” means an Award granted pursuant to Section 10.

(z) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(aa) “Plan” means this Amended and Restated 2014 Equity Incentive Plan.

(bb) “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(cc) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(dd) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ee) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ff) “Section 162(m)” means Section 162(m) of the Code.

(gg) “Service Provider” means an Employee, Director or Consultant.

(hh) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(ii) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(jj) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter exist-ing, as defined in Code Section 424(f).

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and issued under the Plan from and after the Registration Date is 3,000,000, plus up to 2,203,534 Shares subject to stock options or similar awards previously granted under the Penumbra, Inc. 2005 Stock Plan (the “2005 Plan”) or the Penumbra, Inc. 2011 Equity Incentive Plan (the “2011 Plan”) that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 2005 Plan or the 2011 Plan that are forfeited to or repurchased by the Company.

(b) Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan will be increased on the first day of each fiscal year of the Company beginning with the 2016 fiscal year and ending with the 2025 fiscal year, in an amount equal to the least of (i) 2,500,000 Shares, (ii) 5% of the outstanding Shares on the last day of the immediately preceding fiscal year or (iii) such number of Shares determined by the Board.

(c) Lapsed Awards. If an Award outstanding under the Plan expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation

Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(b) and 3(c).

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan. The Shares may be authorized but unissued, or reacquired, Common Stock.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m), the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m).

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to institute and determine the terms and conditions of an Exchange Program;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Award Agreements established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 20(c) of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(d));

(x) to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 16;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility and Limitations.

(a) Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

(b) Outside Director Limitations. No Outside Director may be granted, in any calendar year, (i) stock-based Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of more than $1,000,000, increased to $2,000,000 in connection with his or her initial year of service) and (ii) cash-based Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of more than $1,000,000 (increased to $1,500,000 in connection with his or her initial year of service).

(c) Individual Limitations. The following limits shall apply to the amount that may be awarded to any Participant during any calendar year, subject to adjustment as provided in Section 15: (i) Options and SARs that relate to no more than 5,000,000 Shares; (B) Performance Awards that relate to no more than 2,000,000 Shares and (C) cash-based Performance Awards that relate to no more than $10,000,000.

6. Stock Options.

(a) Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine.

(b) Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder. No Incentive Stock Options may be issued more than ten years following the earlier of (i) the date of adoption or (ii) the most recent date of approval of this Plan by the Company’s stockholders, except as permitted by Section 422 of the Code.

(d) Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e) Option Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(e)(i), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise, (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (8) any combination of the foregoing methods of payment.

(f) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within three (3) months following termination, or such longer or shorter period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within six (6) months following termination, or such longer or shorter period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent the Option is vested on the date of termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within six (6) months following the Participant’s death, or within such longer or shorter period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of death, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

(c) Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7(f) will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) relating to the maximum term and Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon continued employment or service and/or the achievement of Company-wide, business unit, individual or other goals, or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10. Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) Performance Awards may be denominated as a cash amount, number of Shares or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

(b) If the Committee intends that a Performance Award be considered qualified performance-based compenastion under Section 162(m), such Performance Award shall include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a Performance Period or Performance Periods, as determined by the Committee, of a level or levels of, or increases in, in each case as determined by the Committee, one or more of the following performance measures with respect to the Company: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income or loss (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings or loss (including earnings or loss before taxes, before interest and taxes, or before earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; cash margin; year-end cash; debt reduction; shareholder equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; research and development achievements; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); and implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel. Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. To the extent permitted by Section 162(m), with respect to an award intended to qualify under Section 162(m), the Award Agreement may provide that if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Performance measures may vary from Performance Award to Performance Award, respectively, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section as it may deem necessary or appropriate. Notwithstanding any provision of the Plan to the contrary, with respect to any Award intended to qualify under Section 162(m), the Committee shall not be authorized to increase the amount payable under any Award to which this subsection (b) applies upon attainment of such pre-established formula. Performance Awards intended to qualify under Section 162(m) will be settled only after the end of the relevant Performance Period.

(c) Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, in the discretion of the Committee.

(d) The Committee shall specify the circumstances in which, and the extent to which, Performance Awards shall be paid or forfeited in the event of a Participant’s termination as a Service Provider.

11. Other Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, or any combination thereof, as the Committee shall determine. Cash awards may also be granted pursuant to this Section.

12. Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

13. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant.

15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and the Share limits set forth in Sections 3 and 5 of the Plan.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be continued by the Company or assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this subsection (c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

In the event that the Company does not continue, and the successor corporation does not assume or substitute for the Award (or portion thereof), then with respect to such Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting (including Performance Awards), unless otherwise provided in an Award Agreement, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not continued, assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit or Performance Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this subsection (c) to the contrary, unless otherwise provided in an Award Agreement, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent in a manner that would be adverse to the Participant; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this subsection (c) to the contrary, if a payment under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award

Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

16. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise or vesting or settlement thereof, as applicable), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise or vesting or settlement thereof, as applicable).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.

(c) Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code and the regulations thereunder (“Section 409A”), and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Parent or Subsidiary of the Company, nor will they interfere in any way with the Participant’s right or the right of the Company, or any Parent or Subsidiary of the Company, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan. The Plan will continue in effect until terminated by the Board.

20. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the

Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:      ☒

KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.
1.	To elect the two nominees for Class I director to serve until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified;
	Nominees	For	Against	Abstain
1	Don Kassing	☐	☐	☐

2	Kevin Sullivan	☐	☐	☐

		For	Against	Abstain
2	To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for Penumbra, Inc. for the fiscal year ending December 31, 2016; and	☐	☐	☐
3	To ratify the material terms of Penumbra, Inc.’s Amended and Restated 2014 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.	☐	☐	☐
NOTE: Your proxy holder will also vote on any such other business as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

Penumbra, Inc.
Annual Meeting of Shareholders
June 8, 2016 11:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Adam Elsesser and Robert D. Evans, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of Penumbra, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM PDT on June 8, 2016, at the company’s campus, 1411 Harbor Bay Parkway, Alameda, CA 94502, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

This proxy is governed by the laws of the State of Delaware.

Continued and to be signed on reverse side